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           OPEN-END CONSTRUCTION MORTGAGE DEED AND SECURITY AGREEMENT

Mortgagor:                   TECHNOLOGY DRIVE LLC

Mortgagor's
Notice Address:     50 Inwood Road
                             Rocky Hill, Connecticut  06067

Mortgagee:                   WEBSTER BANK

Mortgagee's
Notice Address:     City Place II, 185 Asylum Street
                             Hartford, Connecticut  06103

Dated: December      , 2001
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After recording, please
return to:

Shipman & Goodwin LLP
One Landmark Square, Suite 1700
Stamford, Connecticut 06901-2676
Attention: Donald R. Gustafson, Esq.

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           OPEN-END CONSTRUCTION MORTGAGE DEED AND SECURITY AGREEMENT

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

     KNOW YE, TECHNOLOGY DRIVE LLC, a Connecticut limited liability company, with a notification address of 50 Inwood Road, Rocky Hill, Connecticut 06067 (hereinafter called "Mortgagor"), for the consideration of Ten Dollars ($10.00) and other good and valuable consideration received to Mortgagor's full satisfaction of WEBSTER BANK, a federal savings bank chartered under the laws of the United States of America, having an office located at City Place II, 185 Asylum Street, Hartford, Connecticut 06103 (hereinafter called "Mortgagee"); does hereby freely give, grant, bargain, sell, alienate, convey and confirm unto the Mortgagee, its successors and assigns, forever, the following property, interests and rights now or hereafter acquired (collectively, the "Mortgaged Property or the Premises"):

          (a) All that certain plot, lot, piece or parcel of land, with the buildings and improvements now or hereafter placed thereon, situate, lying and being in the Town of Wallingford, County of New Haven and State of Connecticut known as 8 Technology Drive, MedWay Business Park, Wallingford, Connecticut, and more particularly set forth and described in the attached Schedule "A" (hereinafter called the "Premises").

          (b) All the right, title and interest of Mortgagor, now owned or hereafter acquired, in or to the land lying in the bed of any street, road or avenue, opened or proposed, and any and all sidewalks, plazas, alleys, strips and gores, in front of, adjoining or adjacent to the Premises; and any and all privileges, tenements, hereditaments, licenses, easements, rights, royalties, mineral, oil and gas rights, issues and profits, water, water rights, water stock, and appurtenances, reversion or reversions and remainder or remainders belonging or in any way appurtenant to the Premises.

          (c) All right, title and interest of Mortgagor in or to any and all equipment, machinery, apparatus, appliances, fittings, fixtures, chattels and articles of personal property of every kind and nature whatsoever, now or hereafter located in, upon or about the Premises, or any part thereof, and used or usable in connection with any present or future occupancy or operation of the Premises, and all renewals and replacements thereof and additions and accessions thereto, whether or not the same are or shall be attached to the Premises in any manner (hereinafter collectively called the "Service Equipment"). Service Equipment shall be deemed to include, without limitation, all heating, lighting, laundry, incinerating and power equipment, engines, pipes, pumps, tanks, motors, dynamos, boilers, fuel, conduits, switchboards, plumbing, lifting, cleaning, refrigerating, ventilating, and communications apparatus, sprinkler systems and other fire prevention and fire extinguishing apparatus, air cooling and air conditioning apparatus, elevators, escalators, shades, blinds, awnings, screens, storm doors, windows, refrigerators, refrigerating plants, wall cabinets, attached cabinets, partitions, ducts and compressors, pumps, filters, hoses, gas and electric equipment and fixtures, ranges, stoves, disposals, washing machines, dryers, furniture, furnishings, tables, chairs, carpets and rugs, and all right, title and interest of Mortgagor in and to any Service Equipment which may be subject to any security agreement, conditional bill of sale, or chattel mortgage superior to the rights of Mortgagee under this mortgage (the "Mortgage"), such other goods, equipment, chattels and personal property as are usually furnished by landlords in letting premises of the character hereby conveyed to the extent now or hereafter that Mortgagor has a possessory or title interest therein; and all renewals or replacements thereof or articles in

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substitution thereof; and all proceeds and profits thereof, including, but not limited to, any deposits or payments now or hereafter made thereon, all of which shall be deemed to be fixtures and an accession to the freehold and a part of the Premises as between the parties hereto, and all persons claiming by, through or under them, and shall be deemed to be a portion of the security for the Indebtedness (as hereafter defined) and Mortgagor agrees to execute and deliver, from time to time, such further documents and instruments as may be reasonably requested by Mortgagee to confirm, preserve, and enforce the lien of this Mortgage as to the Service Equipment.

          (d) All of the right, title and interest of Mortgagor in and to all machinery, building supplies and materials, goods, contract rights relating to construction upon the Premises, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than the Service Equipment) of any kind or character, as defined in and subject to the provisions of the Connecticut Uniform Commercial Code, now or hereafter located, or to be located, upon, within or about the Premises, or which are or may be used in or related to the planning, development, financing or operation of all or any portion of the Premises, or which are or may be used in or related to the planning, development, financing or operation of all or any portion of the Premises, together with all accessories, additions, replacements and substitutions thereto or therefor and the proceeds thereof and Mortgagor agrees with respect to all additions and replacements to execute and deliver from time to time such further instruments as may be reasonably requested by Mortgagee to confirm the conveyance, transfer and assignment of any of the foregoing.

          (e) All right, title and interest in any and all plans, specifications, shop drawings, and other technical descriptions prepared for any construction of any improvements on the Premises and all amendments and modifications thereof.

          (f) All right, title and interest of Mortgagor in and under all escrows, documents, instruments, chattel paper, and general intangibles, as the foregoing terms are defined in the Connecticut Uniform Commercial Code, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action, which now or hereafter relate to, are derived from or are used in connection with the Premises or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon.

          (g) All right, title and interest of Mortgagor in and under all leases, lettings, tenancies and licenses of the Premises or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guaranties thereof, all security therefor, and moneys payable thereunder (collectively, the "Leases").

          (h) All of the rents, receipts, revenues, issues thereof and profits now due or which may become due or to which Mortgagor may now or hereafter shall become entitled (whether upon the expiration of any applicable period of redemption or otherwise) or may demand or claim, arising or issuing from or out of any and all using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, including, without limiting the generality of the foregoing, minimum rents, additional rents, percentage rents, parking maintenance charges or fees, tax and insurance contributions, proceeds of sale of electricity, gas, chilled and heated water and other utilities and services, deficiency rents, security deposits and liquidated damages following default or late payment of rent,premiums payable by any lessee upon the exercise of a

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cancellation privilege provided for in any of the Leases and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, together with any and all rights and claims of any kind which Mortgagor may have against any lessee under any of the Leases or any subtenants or occupants of the Mortgaged Property.

          (i) Any and all unearned premiums, accrued, accruing or to accrue under any insurance policy or policies now or hereafter obtained by Mortgagor and all proceeds payable by reason of the conversion, voluntary or involuntary, of the Mortgaged Property, the improvements now or hereafter constructed thereon and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims.

          (j) Any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease in the value of the Mortgaged Property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by Mortgagee, and of the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment, and Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be reasonably requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment.

          (k) Any and all further estate, right, title, interest, property, claim and demand whatsoever, either in law or in equity, of Mortgagor, in or to any of the above.

          (i) All of the property, interests and rights referred to in Paragraphs (a) through (k) above and any additional property, interests or rights hereafter acquired by the Mortgagor are subject to the lien of this Mortgage are intended to be so are referred to in this Mortgage as the "Mortgaged Property".

     TO HAVE AND TO HOLD the above granted and bargained Mortgaged Property, with the privileges and appurtenances thereof, unto Mortgagee, its successors and assigns forever, to Mortgagee and its own proper use and behoof. Mortgagor does for itself and its successors and assigns also covenant with Mortgagee, its successors and assigns, that at and until the ensealing of these presents Mortgagor is well seized of the Mortgaged Property as a good indefeasible estate in FEE SIMPLE; and has good right to bargain and sell the same in manner and form as above written; and that the same is free from all encumbrances whatsoever, except the encumbrances, if any, set forth and listed on the attached Schedule "B" (the "Permitted Encumbrances").
         ------------

     AND FURTHERMORE, Mortgagor does by these presents bind itself and its successors and assigns forever to warrant and defend the above granted and bargained Mortgaged Property to Mortgagee, its successors and assigns, against all claims and demands whatsoever, except as aforesaid.

     THE CONDITION OF THIS DEED IS SUCH THAT, WHEREAS, Mortgagor is justly indebted to Mortgagee by virtue of a construction loan made this date from Mortgagee in favor of Mortgagor in the sum of up to SIX MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($6,975,000.00) (the "Loan"), which Loan is evidenced by Mortgagor's Construction Mortgage Note for said Loan of even date herewith payable to Mortgagee or order, (the "Note"), as said Note may be hereinafter amended, modified or extended, and Mortgagor is also indebted to Mortgagee for all amounts, sums and expenses paid hereunder by Mortgagee according to the terms thereof and hereof and

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all other obligations and liabilities of Mortgagor under this Mortgage and the
Note, together with all interest on the said indebtedness, obligations, liabilities, amounts, sums and expenses (all of the aforesaid, collectively, including the Note, being referred to herein as the "Indebtedness"); and

     WHEREAS, buildings or improvements on said Mortgaged Property are in the process of construction or repair, or to be erected or repaired; whereas the Mortgagee has agreed to make the Loan herein described to be paid over to Mortgagor in installments as the work progresses, the time and amount of each advancement to be at the sole discretion and upon the estimate of Mortgagee, pursuant to the terms of the Note and the Construction Loan Agreement, dated as of the date hereof and executed by Borrower in favor of Lender (the "Construction Loan Agreement"), so that when all of the work at Premises shall have been completed to the satisfaction of the Mortgagee, the Mortgagee shall then pay over to the Mortgagor any balance necessary to complete the full loan of up to SIX MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($6,975,000.00) The indebtedness of all such future advances made to the Mortgagor under the Note shall be evidenced by the Note and shall be secured by the lien of this Mortgage.

     WHEREAS, The Mortgagor agrees to complete the erection of the building to be constructed and located at the Premises in accordance with the terms and conditions of the Construction Loan Agreement, in material conformance with the building plans and specifications approved by Mortgagee and/or its agents ("Approved Plans"), within a reasonable time from the date hereof, or, at the latest on or before the date that is twelve (12) months from the date hereof; and

     WHEREAS, the outstanding principal balance of the Note, including any and all future advances made pursuant thereto, shall be due and payable in full no later than the date that is ninety-six (96) months from the date of the Note pursuant to the terms and conditions of the Note;

     AND, WHEREAS, IN CONSIDERATION THEREOF, AND IN ORDER MORE FULLY TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

                                       I.
                             COVENANTS OF MORTGAGOR

     1.1. Competence to Execute Loan Documents. Mortgagor is a limited liability
          ------------------------------------
company in existence in the State of Connecticut and has full power and authority to execute and deliver the Note, this Mortgage, all Financing Agreements (as hereafter defined) and all other agreements and documents required of Mortgagor, to Mortgagee, and the execution and delivery of the same is not in violation of and will not result in a default (or with the giving of notice or the passage of time, or both, would constitute such a default) pursuant to any agreements or understanding, whether written or oral, which Mortgagor has or may have with any person or entity. Mortgagor's execution and delivery of the same has been duly authorized.

     1.2. Legal Tender, Joint and Several Liability and Application of Payments.
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Mortgagor shall pay the entire Indebtedness stated in the Note, including, but not limited to, all outstanding principal and the interest thereon in lawful money of the United States at the times and in the manner set forth in the Note and herein.

     Unless applicable law provides otherwise, all payments received by Mortgagee under the Note and this Mortgage, at the option of Mortgagee, shall be applied by Mortgagee in the following order:

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          (a) to the then outstanding charges and expenses incurred by Mortgagee in sustaining and/or enforcing any security granted to Mortgagee in connection with the Note and as otherwise provided herein and in the Financing Agreements;

          (b) to the then outstanding late charges imposed against Mortgagor in connection with the loan evidenced by the Note;

          (c) to any unpaid and accrued interest; and then

          (d) to the outstanding principal Indebtedness of Mortgagor in favor of Mortgagee.

     1.3. Taxes, Assessments and Other Charges. At Mortgagee's option, Mortgagor
          ------------------------------------
shall pay to Mortgagee at the time of each installment of principal and interest due under the Note, and commencing with the first payment due after the date of such request, an amount which represents a sum equal to (a) the amount of the next installment of taxes and assessments levied or assessed against the Premises, and/or (b) the premiums which will next become due on the insurance policies required by the Mortgage, all in amounts as estimated by Mortgagee, less all sums already paid therefor or deposited with Mortgagee for the payment thereof, divided by the number of payments to become due before one (1) month prior to the date when such taxes and assessments and/or premiums, as applicable, will become due, such sums to be held by Mortgagee to pay the same when due. If such escrow funds are not sufficient to pay such taxes and assessments and/or insurance premiums, as applicable, as the same become due, Mortgagor shall pay to Mortgagee, upon request, such additional amounts as Lender shall estimate to be sufficient to make up any deficiency. No amount paid to Mortgagee hereunder shall be deemed to be trust funds but may be commingled with general funds of Mortgagee and no interest shall be payable thereon. Upon the occurrence of an Event of Default (as that term is defined herein), Mortgagee shall have the right, at its sole discretion, to apply any amounts so held against the Liabilities (as that term is defined herein). If Mortgagor is not required to pay tax escrows pursuant to this Section, Mortgagor shall promptly provide to Mortgagee on a semi-annual basis (if such taxes or assessments are payable semi-annually) or on a quarterly basis (if such taxes or assessments are payable quarterly), copies of receipted tax bills, cancelled checks or other evidence satisfactory to Mortgagee evidencing that such taxes and assessments have been timely paid. Mortgagor agrees that all amounts currently held in escrow by Mortgagee in connection with this Mortgage shall be included and considered part of the escrow described above for all purposes. Following Mortgagor's full repayment of the Loan, Mortgagee shall return to Mortgagor any escrowed amount held by Mortgagee that is not required to be paid pursuant to this Section 1.3.

     1.4. Insurance.
          ---------

          (a) Hazard Insurance. Mortgagor shall keep the Mortgaged Property and
              ----------------
any and all alterations, rebuilding, replacements and additions thereto, insured for the benefit of Mortgagee pursuant to policies which shall be written on a broad form Builder's All Risk, Completed Value non-reporting form, which shall include coverage therein for "completion and/or premises occupancy" and provide coverage of not less than coverage encompassed by Fire, Extended Coverage and Vandalism and Malicious Mischief perils broadened to so-called "Direct or All Risk of Physical Loss" (hereinafter collectively called the "Hazards and Risks"), all in formats reasonably approved by Mortgagee and in an amount equivalent to one hundred percent (100%) of the full insurable value thereof (excluding foundation and site improvements) with such insurance to provide for the full replacement cost excluding the footings and foundations below the lower basement floor undersurface, or if there is no basement,

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that surface which is below ground level; without deduction for depreciation.
All policies shall also include an "agreed amount endorsement." Such insurance shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to the minimum specific percentage of the full replacement cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss under such policy. All insurance herein provided for shall cite Mortgagee as a first mortgagee/loss payee and shall be obtained by Mortgagor (notwithstanding the procurement of other insurance policies by other persons or parties and relating to the Mortgaged Property) and carried in companies reasonably approved by or reasonably satisfactory to Mortgagee. Notwithstanding the foregoing, Mortgagor shall have the right of free choice in the selection of the agent or insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer must be authorized to write such insurance in the State of Connecticut, must have a licensed resident agent in this State and must have, at all times while this Mortgage is in effect, a general policyholder's rating of at least A-12 in Best's latest rating guide. All policies, including additional and renewal policies, shall contain an agreement by the insurer that such policy shall not be modified or cancelled without at least thirty (30) days prior written notice to Mortgagee, and all renewal policies, marked premium paid, shall also be delivered to Mortgagee at least thirty (30) days before the expiration thereof. All policies, including additional and renewal policies, shall be payable, in case of loss or damage, to Mortgagee as the first mortgagee, and shall contain the standard mortgage endorsement and non-contributing mortgagee clause as well as standard waiver of subrogation endorsement, and waiver of other endorsements, as Mortgagee may reasonably require from time to time, all to be in form reasonably acceptable to Mortgagee and shall be supplied to Mortgagee together with, at Mortgagee's sole discretion, (i) a paid receipted bill for a minimum of a one year premium or
(ii) a paid receipted bill issued on a monthly basis evidencing the Mortgagor's installment payment of the premium due for such insurance coverage. If Mortgagee shall in any manner acquire title to the Mortgaged Property, it shall thereupon become the sole and absolute owner of all insurance policies held by or required hereunder to be delivered to Mortgagee, with the sole right to collect and retain all unearned premiums and dividends. In the event of any loss, Mortgagor will give immediate notice thereof to Mortgagee. Mortgagor hereby authorizes Mortgagee, at its option, to collect, adjust and compromise any losses under any of the insurance policies after deducting the costs of collection, to apply the proceeds, at Mortgagee's sole option, as follows: (i) as a credit upon the indebtedness secured hereby, whether or not the same shall be then due and payable (except to the extent the amount of the casualty is determined to be less than $150,000.00, in which event Mortgagor shall be obligated to use such proceeds to repairing or restoring the Mortgaged Property), or (ii) to repairing or restoring the Mortgaged Property or any part thereof, in which event, Mortgagee shall not be obligated to see to the proper application thereof, nor shall the amount so released or used be deemed a payment on any Indebtedness as secured hereby and, if any amounts are applied to principal, they shall be applied to installments in inverse order of maturity. The Mortgagee reserves the right to increase the amount of any insurance coverage required hereunder to an amount deemed reasonably necessary by the Mortgagee and to approve the form and content of all insurance policies evidencing such coverage. Any failure on the part of the Mortgagee to secure physical evidence of any insurance required herein shall not relieve the Mortgagor of its responsibilities hereunder.

          (b) Liability Insurance. Mortgagor shall obtain, carry and maintain
              -------------------
such comprehensive casualty, general liability and indemnity insurance, including, but not limited to, Workers' Compensation insurance as may be reasonably required from time to time by Mortgagee in forms and with companies reasonably approved by Mortgagee, and in an amount of not less than $3,000,000 for bodily injury and/or property damage liability written on an occurrence basis with a broad form endorsement. Such insurance policies, including renewals thereof, shall be deposited with Mortgagee and shall contain a provision designating Mortgagee as an additional insured party and provide for not less

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than thirty (30) days written notice to Mortgagee prior to any cancellation thereof or material change therein.

          (c) Other Insurance. Mortgagee may, at its option, require Mortgagor
              ---------------
to obtain additional insurance in forms, amounts, substance and with companies, institutions or persons reasonably satisfactory to Mortgagee. Such insurance shall provide coverage for, but not be limited to: earthquakes, including subsidence; errors and omissions; fidelity bond insurance; and/or such other insurance reasonably requested by Mortgagee from time to time. If at any time, the Mortgaged Property shall be deemed to be "nonconforming" due to the enactment of any building code, ordinance or regulation, Mortgagor shall immediately insure the Mortgaged Property against: (i) contingent liability from the operation of any such building laws; (ii) demolition insurance; (iii) increased cost of construction insurance; and (iv) increased time to rebuild insurance protection, all in such formats and amounts as shall be satisfactory to Mortgagee.

          If, at any time during the term of this Mortgage, including any extensions thereof, the area in which the Premises, or any part thereof, is located is designated as a "flood prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendment or supplements thereto, or if such area is identified on official flood maps published by the Federal Emergency and Management Agency as either an "A," "A1-30," "AE," "A99," "AO," "V," "V1-30," "VE," "VO," "M," or "E," "flood" area/zone, then, in such event, Mortgagor shall promptly obtain flood insurance (or a formal policy application and evidence as to its payment of the full initial annual premium therefor in the event such determination is made immediately prior to the date hereof and during such initial insurance acquisition waiting period) in an amount equal to that coverage available pursuant to regulations adopted from time to time by the National Flood Insurance Program or the amount of indebtedness hereby secured, whichever is less, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. Mortgagor further covenants and agrees to fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may be amended from time to time, and any other law, order, rule, ordinance or regulation concerning flood insurance, to the extent that the same apply to the Premises, or any part thereof.

     1.5. Eminent Domain. In the event that the whole or any part of the
          --------------
Mortgaged Property shall be taken by eminent domain, or in the event of any alteration of the grade of any street or highway, or of any other injury to or decrease in value of the Mortgaged Property, or in the event of the reacquisition of the whole or any part of the Mortgaged Property pursuant to the terms of any redevelopment plan or agreement affecting the Mortgaged Property or if any agreement shall be made between Mortgagor and any entity vested with the power of eminent domain, any and all awards and payments on account thereof shall be deposited with Mortgagee as further security for the Loan. Mortgagor shall give Mortgagee immediate notice of the actual or threatened commencement of any of the foregoing proceedings, and shall deliver to Mortgagee copies of all papers served in connection with any such proceedings. The Mortgagee shall have the right to intervene and participate in any proceedings for and in connection with any such taking, unless such intervention shall be prohibited by the court having jurisdiction over such taking, in which event Mortgagor shall consult with Mortgagee in connection with such proceedings; and Mortgagor shall not enter into any agreement with regard to the Mortgaged Property or any award or payment on account thereof unless Mortgagee shall have consented thereto in writing, which consent shall not be unreasonably withheld. Mortgagee shall have the right, at Mortgagee's option, to adjust, compromise or settle the claim for any such award or payment, to collect, receive and retain the proceeds thereof all of which shall be applied to the Loan, and to give proper receipts therefor. Mortgagor further agrees, on request, to make, execute, and deliver to Mortgagee any and all assignments and other instruments, as Mortgagee may reasonably require, to confirm or assign all

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such awards and payments to Mortgagee free and clear of any and all encumbrances of any nature whatsoever.

          Notwithstanding any such taking, alteration of grade, other injury to or decrease in value of the Mortgaged Property, or reacquisition of title, or agreement, Mortgagor shall continue to pay interest on the principal sum secured hereby at the rate provided in the Note, and to make any and all payments required by said Note and this Mortgage. Any reduction in the principal sum resulting from the application by Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such application. The proceeds of any award or payment, after deducting the expenses of collection, including, but not limited to, the counsel fees, other costs and disbursements, incurred by Mortgagee, may be applied by Mortgagee, at its option, toward payment of the indebtedness secured hereby whether or not the same shall be then due or payable (and, if any portion thereof is applied to the principal of the Note, it will be applied in inverse order of maturity), or be paid over wholly or in part to Mortgagor for the purposes of altering or restoring any part of the Mortgaged Property which may have been damaged as a result of any such taking, alteration of grade, or other injury to the Mortgaged Property, or for any other purpose or object satisfactory to Mortgagee, but Mortgagee shall not be obligated to see to the proper application of any amount paid over to Mortgagor, nor shall the amount so paid over to Mortgagor be deemed a payment on any indebtedness secured hereby.

          If prior to the receipt by Mortgagee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or payment to the extent of the debt secured by this Mortgage remaining unsatisfied after such sale of the Mortgage Property, with interest thereon at the rate set forth in the Note, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and to the extent of the counsel fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

     1.6. Insurance Escrow. Mortgagor agrees, after an Event of Default and at
          ----------------
the option of Mortgagee, to add to each such installment an additional amount reasonably estimated by Mortgagee to be sufficient to enable Mortgagee to pay the premiums that will next become due and payable on the policies of fire, hazard, or other insurance to be obtained pursuant to this Mortgage. Any deficiencies because of the insufficiency of such additional payments shall be promptly deposited by Mortgagor with Mortgagee upon demand by Mortgagee. No trust relationship shall exist between Mortgagor and Mortgagee as to said funds so deposited, and said funds may be co-mingled with Mortgagee's other funds, and no interest shall be paid by Mortgagee to Mortgagor for any funds so deposited. After the occurrence of an Event of Default hereunder, Mortgagee, at its option at any time after such default, may apply the balance remaining of said funds so deposited, as a credit against the Indebtedness in such manner as Mortgagee may determine.

     1.7. Statement on Encumbrances. Upon request by Mortgagee, Mortgagor shall
          -------------------------
obtain from all persons hereafter having or acquiring any interest in or encumbrance on the Mortgaged Property or any part thereof, a writing, duly acknowledged and stating the nature and extent of such interest or encumbrance and that the same is subordinate to this Mortgage and that no offsets or defenses exist in favor thereof against this Mortgage or the Note secured hereby, and Mortgagor shall deliver such writing to Mortgagee.

     1.8. Books, Records and Accounts. Mortgagor will keep and maintain or will
          ---------------------------
cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the ownership and operation of the Mortgaged Property or any part thereof, including, but not limited to, any services, equipment or furnishings provided in connection therewith, whether such income or expenses be realized by Mortgagor or by any other person or entity whatsoever and will furnish the same to Mortgagee upon request. Mortgagee or its designee shall have the right from time to time at all times during normal business hours to examine such books, records and accounts at the office of Mortgagor or other person or entity maintaining such books, records and accounts and to make such copies or extracts thereof as Mortgagee shall desire, provided that upon request of Mortgagor, Mortgagee shall execute a confidentiality agreement in form satisfactory to Mortgagee to the extent required by applicable securities laws.

     1.9. Right to Enter Premises. Mortgagor hereby grants to Mortgagee and any
          -----------------------
persons authorized by Mortgagee the unobstructed right to enter and inspect the Mortgaged Property at all times during normal business hours after at least 48 hours prior notice to Mortgagor, except in the case of an emergency in which case no prior notice is required.

     1.10. Protection of Mortgage Lien. Mortgagor shall pay all costs and
           ---------------------------
expenses, including reasonable counsel fees, incurred by Mortgagee in protecting, sustaining or enforcing the lien of this Mortgage. Mortgagor shall indemnify and hold Mortgagee harmless from all such costs and expenses, including, but not limited to, counsel fees, recording fees, costs of title searches, continuation of abstract and preparation of survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in which Mortgagee may be a party by reason hereof, including, but not limited to, condemnation, bankruptcy and administrative proceedings, as well as any other proceedings wherein proof of claim is required to be filed or in which it becomes necessary, in Mortgagee's sole opinion, to defend or uphold the terms and priority of this Mortgage. All money paid or expended by Mortgagee in that regard, together with interest thereon from the date of such payment at the rate set forth in the Note, shall be additional indebtedness secured hereby and shall be immediately and without notice due and payable to Mortgagee by Mortgagor.

     1.11. Waiver of Liens. Mortgagor shall furnish to Mortgagee all such
           ---------------
waivers and releases of liens or claims upon any Service Equipment as Mortgagee may reasonably require, and shall keep and maintain the Mortgaged Property free from the claim of all persons supplying labor or materials in connection with the construction or repair of any building on the Premises, to the extent applicable. If any mechanics lien is filed against the Mortgaged Property, Mortgagor shall cause, at its sole cost and expense, the same to be released, discharged or bonded of record within sixty (60) days after the date of filing thereof.

     1.12. Right to Cure. Mortgagor agrees that, at Mortgagee's option, in case
           -------------
Mortgagor shall fail to pay the same when due and such failure continues beyond notice and cure periods, to the extent provided by applicable law, Mortgagee may pay any expense or item (including, but not limited to, taxes, rates, assessments, other charges, insurance premiums, maintenance and repair expenses, and expenses incurred in protection of the lien of this Mortgage) which Mortgagor herein agrees to pay; and may perform any acts or covenants which Mortgagor herein agrees to perform and shall fail to perform, and may add the same, and the expense thereof, including, but not limited to, reasonable counsel fees and other costs, charges and disbursements incurred by Mortgagee in connection therewith, to the Indebtedness or may, at its option, deduct the same from any part of money thereafter advanced and Mortgagor agrees to repay on demand, the same to Mortgagee, together with interest thereon at the rate set forth in the Note, from the date on which such payment or expense is made or incurred by Mortgagee, and the same shall be a lien upon the Mortgaged Property prior to any right, title, interest, lien or claim thereto or thereon attaching or accruing subsequent to the lien of this Mortgage and shall be deemed to be secured by this Mortgage. Notwithstanding the foregoing, Mortgagor may in good faith by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment, so long as (i) such contest is diligently pursued, (ii) Mortgagee determines in its sole opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, and
(iii) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits with Mortgagee an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded, the taxes, assessments, interests, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

     1.13. Reliance on Documents. Mortgagor covenants that Mortgagee, in making
           ---------------------
any payment herein authorized in the place and stead of Mortgagor which (i) relates to taxes, assessments, or any other Impositions and any other governmental or municipal charges, fines, impositions or liens asserted against the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; or (ii) relates to insurance premiums, may do so according to any notice, bill, statement or estimate procured from the appropriate insurer without inquiry into the accuracy or validity thereof; or
(iii) relates to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same; or (iv) relates to the expense of repairs or replacement of any buildings, improvements, Service Equipment or any other Mortgaged Property, shall be the sole judge of the state of repairs and the necessity for incurring the expense of any such repairs or replacement; or (v) otherwise relates to any other purpose not specifically enumerated in this Article, may do so whenever, in its reasonable judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage, and provided further that, in connection with any such payment, Mortgagee, at Mortgagee's option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the costs and expenses of which with report shall be payable by Mortgagee.

     1.14. Indemnification. Mortgagor expressly agrees that any and all expenses
           ---------------
incurred in connection with the Indebtedness shall be paid by Mortgagor, including, but not limited to, the cost of title insurance premiums and charges, recording fees, survey costs, brokerage fees, fees charged for the placement and servicing of the Indebtedness, appraisal fees, construction inspection fees, fees charged by consulting architects and engineers, costs of document preparation, and Mortgagee's reasonable attorneys' fees and out-of-pocket expenses and disbursements. Mortgagor agrees to pay all such fees and indemnify and save Mortgagee harmless against the claims of any persons claiming any fees, reimbursements, commissions and/or costs arising out of the Indebtedness. Mortgagor shall indemnify, defend and hold Mortgagee and Mortgagee's directors, officers, employees and agents harmless from and against and reimburse them on demand for all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including reasonable attorneys' fees and amounts paid in settlement) which may be imposed upon, asserted against, or incurred or paid by any of them (a) by reason of, on account of or in connection with any act or occurrence relating to the Mortgaged Property or any bodily injury, death, other personal injury or property damage occurring in, upon or in the vicinity of the Premises through any cause whatsoever, (b) as a result of the failure of Mortgagor to perform any of its obligations under any of the Financing Agreements, or (c) on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged

Property, this Mortgage any Financing Agreement or the Indebtedness, including, without limitation, all claims of any brokers arising out of or in connection with the Note and the transactions contemplated hereunder, except as a result of the gross negligence and willful misconduct of Mortgagee. Mortgagor shall indemnify and repay Mortgagee promptly upon demand for any expenditures or amounts advanced by Mortgagee at any time under the Financing Agreements, except that principal and interest under the Note shall be paid in accordance with the terms set forth in the Note.

     1.15. Maintenance and Repair. Mortgagor shall maintain the Mortgaged
           ----------------------
Property in good condition, working order and repair, and shall not commit or suffer any waste thereon. Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in the Article hereof entitled "Eminent Domain."

     1.16. Alteration and Demolition. Mortgagor agrees that no building or other
           -------------------------
property now or hereafter covered by the lien of this Mortgage shall be removed, demolished, or structurally altered without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, except that Mortgagor may remove or dispose of, free from the lien of this Mortgage, any Service Equipment as from time to time may become worn out or obsolete, provided that prior to such removal, any such Service Equipment shall be replaced with other equipment of value and utility at least equal to that of the replaced Service Equipment and free from any title retention or security agreement or other encumbrance. By such removal and replacement, Mortgagor shall be deemed to have automatically subjected such other equipment to the lien of this Mortgage and the Article hereof entitled "Security Agreement". Mortgagor shall immediately notify Mortgagee of any such replacement and shall further execute such mortgage, security agreement, or other documents as Mortgagee may require with respect thereto.

     1.17. Restrictions on Sale and Use of Premises and Collateral. Mortgagor
           -------------------------------------------------------
will not sell, lease, pledge, mortgage, grant a deed or trust, otherwise encumber, suffer change in title or ownership of, or otherwise transfer, or vest title in anyone other than Mortgagor to, all or any part of the Mortgaged Property or any other collateral granted to the Mortgagee as security for the Loan or any other indebtedness or obligation owed by the Mortgagor to the Mortgagee, while any part of the indebtedness secured hereby remains unpaid, except with Mortgagee's prior written consent. Further, unless required by applicable law or unless Mortgagee has otherwise agreed in writing, Mortgagor shall not allow changes in the nature of the uses and occupancy for which the Premises were intended on the date of this Mortgage.

     1.18. Independence of Premises. Mortgagor shall not by act or omission
           ------------------------
permit any building or other improvements on the Premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such premises or such building or improvement; and no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Mortgagor shall not by act or omission impair the integrity of the Premises as a single subdivided zoning lot separate and apart from all other premises.

     1.19. Compliance with Local, State and Federal Regulations.
           ----------------------------------------------------

          (a) Mortgagor has or will to the extent appropriate and obtainable, procured any and all necessary certificates, licenses, authorizations, registrations, permits, environmental and zoning resolutions and/or approvals necessary for the operation of all present and contemplated improvements and businesses at the Mortgaged Property.

          (b) Respecting the Mortgaged Property and the use and operation thereof, Mortgagor and any guarantor are and shall at all times remain in compliance with all federal, state and local laws and ordinances with respect to the conduct of Mortgagor's business or business operations, and Mortgagor and any guarantor of the Indebtedness are not and shall not be at any time in violation of any zoning, environmental protection (including, without limitation, air pollution, water pollution, and inland wetland proscriptions), health, occupation, safety or other law, regulation or order.

     1.20. Covenants Regarding Construction. Mortgagor hereby covenants and
           --------------------------------
agrees with Mortgagee that Mortgagor shall:

          (a) Promptly proceed with the construction and erection of the improvements on the Premises in accordance with the plans and specifications to be approved by Mortgagee (the "Approved Plans");

          (b) Complete all construction and erection of said improvements substantially in conformity with the Approved Plans and change orders approved by Mortgagee or otherwise permitted hereunder and any and all applicable present and future requirements of municipal, state or federal authorities having jurisdiction thereover but in no event later than the date that is twelve (12) months from the date hereof, and promptly notify Mortgagee of any notice, communication or order from any such authorities;

          (c) Apply each advance received by Mortgagor under the Financing Agreements solely for the specific purposes approved by Mortgagee in connection with Mortgagor's specific request for said advance in accordance with the Approved Plans and for no other purpose;

          (d) In the event of termination, cancellation or suspension of any governmental agreement, approval, certificate, license or permit which is necessary for the commencement, continuation or completion of construction, Mortgagor shall restore or remedy such termination, cancellation or suspension within fourteen (14) days thereafter, provided that if such cannot be restored or remedied within fourteen (14) days; then Mortgagor shall commence all actions required to restore or remedy such matter within such fourteen (14) day period and diligently complete such restoration or remedy thereafter. Mortgagor shall give notice to Mortgagee of any such termination, suspension or cancellation within three (3) business days after receipt thereof. If Mortgagor is threatened with any such termination, suspension or cancellation, Mortgagor shall promptly notify Mortgagee thereof and shall use every reasonable means to prevent such termination, suspension or cancellation form occurring. Mortgagor hereby further agrees to promptly forward the copy of any notice or communication from any governmental authority pertaining to the aforesaid construction to Mortgagee;

          (e) Furnish requests for advances in accordance with the terms and conditions of that certain Construction Loan Agreement, dated as of the date hereof, executed by Mortgagor, as borrower, in favor of Mortgagee, as lender, and support such requests with the documentation required pursuant to the Construction Loan Agreement;

          (f) Not perform any further work on said improvements after Mortgagee has ordered stoppage of construction without the prior written consent of Mortgagee unless and until the condition that led to said stop order has been fully corrected to Mortgagee's sole satisfaction. Mortgagee shall have the right to order such stoppage and to demand that a condition be corrected when a material deviation from the Approved Plans appears, or defective or unworkmanlike labor or materials are being used in the construction of said improvements, or upon the occurrence of any breach of or default hereunder;

          (g) Secure each and every permit, license or approval required to be obtained in connection with the contemplated construction of the improvements upon the Premises in accordance with the Approved Plans;

          (h) Permit the Mortgagee to conduct regular progress and quality inspections of the Premises in order to analyze and substantiate each request for an advance under the Note. All such inspections shall be made, at the Mortgagor's sole cost and expense, by an inspector approved by the Mortgagee, at its sole discretion.

                                      II.
                               SECURITY AGREEMENT

     2.1. Creation of Security Interest. This Mortgage shall constitute a
          -----------------------------
Security Agreement within the meaning of the Connecticut Uniform Commercial Code (the "Code") with respect to all sums on deposit with Mortgagee hereunder ("Deposits") and with respect to any property included in the definition herein of the words "Mortgaged Property," which interests or property may not be deemed to form a part of the real estate described in Schedule "A" or may not
                                               ------------
constitute a "fixture" (within the meaning of the Code), and all Service Equipment and all replacements of and substitutions for such property and interests, additions to such property, and the proceeds thereof (said property, interests, replacements, substitutions, the proceeds thereof being sometimes herein collectively referred to as the "Collateral"). A security interest in and to the Collateral is therefore hereby granted to Mortgagee. The Deposits and all of Mortgagor's right, title and interest therein are hereby assigned to Mortgagee. The foregoing rights and Collateral are hereby granted or assigned to Mortgagee to secure payment of the entire indebtedness secured hereunder and to secure performance by Mortgagor of the terms, covenants and provisions hereof. Accordingly, in addition to any other rights and remedies availed to Mortgagee hereunder, Mortgagee shall have all the rights of a "secured party" under the Code, as amended from time to time.

     2.2. Warranties, Representations and Covenants of Mortgagor. Mortgagor
          ------------------------------------------------------
hereby warrants, represents and covenants as follows:

          (a) The Collateral, except for the Deposits, shall be kept on or at the Premises, and Mortgagor shall not remove the Collateral from the Premises without the prior consent of Mortgagee, except as otherwise provided herein. Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements which Mortgagee may require from time to time to confirm the continuing lien of this Mortgage with respect to such property.

          (b) The Mortgagor shall not change its name, identity, ownership or its management while the Indebtedness remains outstanding without the prior written consent of the Mortgagee. In the event of any change in name, management, ownership or identity of Mortgagor which is authorized hereunder, Mortgagor shall promptly, after written request, execute such UCC forms or statements as are deemed by Mortgagee or required pursuant to the Code to be necessary to maintain the continuing priority of Mortgagee's lien upon the Collateral, including future replacements thereof, and shall pay all expenses in connection with the filing and recording thereof.

          (c) To the extent permitted by law, Mortgagor hereby authorizes Mortgagee to sign and file financing or continuation statements at any time with respect to any of the Collateral, without such financing statements being executed by or on behalf of Mortgagor. Mortgagor also irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral now or hereafter covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall execute or cause to be executed, such additional or alternate financing or continuation statements required by Mortgagee and shall reimburse Mortgagee for all costs and expenses of any kind incurred in connection therewith, including, without limitation, Mortgagee's attorney's fees.

     2.3. Financing Statements. A carbon, photographic or other reproduction of
          --------------------
this Mortgage or any financing statement relating to this Mortgage shall be sufficient as a financing statement within the meaning of the Code. This Mortgage is effective and shall be effective as a financing statement filed as a fixture filing with respect to the Service Equipment, Collateral and any and all goods which are or are to become fixtures included within the Mortgaged Property as shall be filed for record in the applicable land records. The mailing address of Mortgagee and the address of Mortgagor from which information concerning the security interest may be obtained are set forth on the cover sheet hereof and in the section hereof entitled "Notices."

                                      III.
                             ENVIRONMENTAL MATTERS

     3.1. Representations and Indemnity. Mortgagor represents, warrants and
          -----------------------------
covenants that:

          (a) Except as set forth in that certain Environmental Site Assessment for Five Vacant Parcels in the Medway Business Park, Wallingford, Connecticut, dated November, 2000, prepared by GZA GeoEnvironmental, Inc. (the "Phase I"), and except as necessary for Guarantor to operate the Project for its intended purpose, no Hazardous Substances (as hereinafter defined), including without limitation asbestos and the group of organic compounds known as polychlorinated biphenyls, have been, are or shall be generated, treated, stored or disposed of, or otherwise deposited in or located on the Premises in violation of applicable "Environmental Laws" (as that term is defined in that certain Environmental Indemnity Agreement executed by Mortgagor and Guarantor in favor of Mortgagee as of the date hereof), including without limitation the surface and subsurface waters of the Premises;

          (b) Except as set forth in the Phase I, no activity is (or, so long as any portion of the Loan remains unpaid, shall be) undertaken on the Premises which would cause (1) the Premises to become a hazardous waste treatment, storage or disposal facility within the meaning of the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., as the same may be amended from time to time ("RCRA"), or any similar state laws, regulations or local ordinances, or (2) a release or threatened release of Hazardous Substances (as herein defined) on the Premises in violation of Environmental Laws or that triggers a legal obligation to perform Remedial Work pursuant to Environmental Laws;

          (c) Neither the Mortgagor, Guarantor, nor any tenant or other occupant of the Premises, nor any other party over whom Mortgagor or Guarantor has control, shall hereafter cause or suffer to occur, any discharge, spillage, uncontrolled loss, or other release of oil, petroleum, chemical liquids or solid, liquid or gaseous products or Hazardous Substances of any kind, at, upon, under, within, through or emanating from the Premises in violation of applicable Environmental Laws or that triggers a legal obligation to perform Remedial Work pursuant to Environmental Laws. Except as set forth in the Phase I, neither Mortgagor, Guarantor, nor any tenant or other occupant of the Premises, nor any other party over whom Mortgagor or Guarantor has control, has been, is and shall be involved in operations at the Premises, nor shall Mortgagor, Guarantor, nor any tenant or other occupant of the Premises deposit any substances or create any conditions in or on the Premises, which could support a claim or cause of action or lead to the imposition on the Mortgagor or any other owner or operator of the Premises of liability or the creation of a lien on the Premises under any of the Environmental Laws;

          (d) Mortgagor shall comply strictly and in all respects with the requirements of the applicable Environmental Laws and shall notify Mortgagee promptly after Mortgagor becomes aware of any spill or contamination upon the Premises in violation of Environmental Laws or that triggers a legal obligation to perform Remedial Work pursuant to Environmental Laws, and shall promptly forward to Mortgagee copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or any other matters relating to the Environmental Laws as they may affect the Premises;

          (e) So long as any portion of the Loan remains unpaid and Mortgagee has reasonable belief that conditions exist that would trigger the indemnification provisions of this Article III, Mortgagor agrees that Mortgagee may perform such additional environmental due diligence, from time to time, as Mortgagee deems necessary in its judgment at Mortgagor's expense. Mortgagor agrees and recognizes that Mortgagee, at its option, may require that additional collateral or prepayments of principal be made in the event that an unacceptable environmental condition shall exist with respect to the Premises, in Mortgagee's sole discretion. The failure of Mortgagor to satisfy the requirements of Mortgagee pursuant to this provision with ninety (90) days after written notice thereof shall be deemed an Event of Default hereunder;

          (f) As a further inducement to Mortgagee to enter into the Loan, Mortgagor and Guarantor covenants and agrees at all times to indemnify, hold harmless and defend Mortgagee, and its directors, officers, employees, agents, and any successors or assignees of Lender's interests in the Loan forever, whether as holder of the Mortgage, as secured party in possession, or as successor in interest to Mortgagor as owner of the Premises, by virtue of foreclosure or acceptance of a deed in lieu of foreclosure or otherwise (collectively, the "Indemnified Parties") from and against any and all
                    -------------------
liabilities, losses, damages, costs, expenses, penalties, fines, causes of action, suits, claims, demands or judgments that are not caused by the negligent acts or any acts in violation of Environmental Laws of any of the Indemnified Parties, their agents, employees or tenants, including, without limitation, reasonable attorneys' fees and expenses, suffered or incurred in connection with: (i) any claim under Environmental Laws including, without limitation, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under the Environmental Laws or any other federal, state or municipal law or regulation;
(ii) any spill or contamination affecting the Premises, including, without limitation, any Hazardous Substances located on, under, emanating from or relating to the Premises from and on and after the date hereof or any portion thereof or any property contiguous to the Premises from and after the date hereof, and including, without limitation, any loss of value of the Premises as a result of any such spill or contamination; and (iii) the direct or indirect installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Substances, on, under or about the Premises or any portion thereof, from and including all consequential damages associated with the Loan, the costs of any required or necessary repair, cleanup or detoxification, and the costs of the preparation and implementation of any closure, remedial or other required plans;

          (g) In the event of any release or spill of Hazardous Substances affecting the Premises, if Mortgagor shall fail to comply with any of the requirements of applicable Environmental

Laws, Mortgagee may, at its election, but without the obligation so to do (or to continue to do so if it commences to do so), give such notices and/or cause such work to be performed at the Premises and/or take any and all other actions as Mortgagee shall deem necessary or advisable in order to remedy said spill or cure said failure of compliance, and any amounts paid as a result thereof, together with interest thereon at the highest rate provided for by the Note from the date of payment by Mortgagee and until paid shall be added to and become a part of the indebtedness secured by this Mortgage.

          (h) As used in this Agreement, the term "Hazardous Substances" shall mean "waste materials," "solid waste", and "hazardous substances" as such terms are defined in Environmental Laws.

     3.2. Remedial Work.
          -------------

          (a) If any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, the "Remedial Work") is required under any applicable Environmental Law because of or in connection with the current or future presence, suspected presence, release or suspected release of a Hazardous Substance into the air, soil, ground water, surface water, or soil vapor on, under or about the Premises or any portion thereof, Mortgagor shall promptly commence and diligently prosecute to completion all the Remedial Work. In all events, the Remedial Work shall be commenced within ninety (90) days after any demand therefor by Mortgagee or such shorter period as may be required under any applicable Environmental Law.

          (b) All the Remedial Work shall be performed by contractors, and under the supervision of a consulting engineer, each approved in advance by Mortgagee, which approval shall not be unreasonably withheld. All costs and expenses of the Remedial Work and Mortgagee's monitoring or review of the Remedial Work (including reasonable attorneys' fees) shall be paid by Mortgagor. If Mortgagor does not timely commence and diligently prosecute to completion the Remedial Work, Mortgagee may (but shall not be obligated to) cause the Remedial Work to be performed. Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all advances and expenses (including reasonable attorneys' fees) relating to or incurred by Mortgagee in connection with monitoring, reviewing or performing any Remedial Work.

          (c) Except with Mortgagee's prior consent, Mortgagor shall not commence any Remedial Work or enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might, in Mortgagee's judgment, impair the value of Mortgagee's security hereunder. Mortgagee's prior consent shall not be required, however, if the presence or threatened presence of Hazardous Substances on, under or about the Premises poses an immediate threat to the health, safety or welfare of any person or is of such a nature that an immediate remedial response is necessary, and it is not possible to obtain Mortgagee's prior consent. In such event Mortgagor shall notify Mortgagee as soon as practicable of any action taken.

     3.3. Inspection. Mortgagor shall promptly upon the request of any of the
          ----------
Indemnified Parties at any time and from time to time: (i) execute such further instruments and deliver such further documents as are reasonably necessary to confirm and enforce the representations and indemnification provided herein;
(ii) so long as any portion of the Loan remains unpaid and Mortgagee has reasonable belief that conditions exist that would trigger the indemnification provision of this Article III, Mortgagor, at its sole cost and expense, shall provide Mortgagee with an environmental site assessment or environmental audit report, or an update of such an assessment or report, all in scope, form and content reasonably satisfactory to Mortgagee; and (iii) so long as any portion of the Loan remains unpaid and Mortgagee has reasonable belief that conditions exist that would trigger the indemnification provision of this Article III allow access to the Lender or its assignee to enter and perform any environmental studies or site assessments.

                                       IV.
                         EVENTS OF DEFAULT AND REMEDIES

     4.1. Events of Default. Upon the occurrence of an Event of Default
          -----------------
hereunder, the whole of the principal sum, interest accrued thereon, and any and all Indebtedness shall become due and payable forthwith at the option of Mortgagee. Each of the following events shall be deemed to be an "Event of Default" hereunder: (a) failure to pay within three (3) business days when due any principal, interest or other amount due with respect to any and all Indebtedness including, without limitation, the indebtedness evidenced by the Note; (b) failure to make any deposit with Mortgagee within three (3) business days as required under paragraph 8 of the Note; or (c) the occurrence of any event or circumstance constituting an Event of Default under any of the Financing Agreements including, without limitation, the Note, or this Mortgage; or (d) failure to observe or perform any other term, covenant or condition by Mortgagor, or any guarantor of the Indebtedness under this Mortgage, the Note or any of the Financing Agreements and said failure is not remedied within fifteen
(15) days after written notice by Mortgagee to Mortgagor, or if such failure is of such a nature that it cannot with due diligence be completely remedied within such fifteen (15) day period and Mortgagor shall not commence to cure within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such failure, for an aggregate period not to exceed sixty (60) days after written notice by Mortgagee to Mortgagor of such failure; or (e) the failure of the Mortgagor to pay the outstanding balance of the Note within sixty (60) days following demand by Lender upon the event of the passage of any law, federal, state or local, the rendition of a decision of any court, in any way changing or affecting the mortgage debt or lessening the net income to Mortgagee on the Indebtedness; or
(f) the actual waste, removal or demolition of, or structural alteration to, any part of the Mortgaged Property except as specifically permitted herein; or (g) assignment by Mortgagor of the whole or any part of the rents, income or profits arising from the Mortgaged Property without prior written consent of Mortgagee; or (h) any default under any other indebtedness or obligation, owed to the Mortgagee by Mortgagor or any guarantor of the Indebtedness beyond any applicable notice and cure period; or (i) Mortgagor shall change ownership, management, identity or cease to legally exist, or be deprived of title, possession or control of the Mortgaged Property by process or operation of law or order of any court, or if any foreclosure proceeding shall be instituted on any lien or mortgage of any kind affecting the Mortgaged Property; or (j) the filing by or against Mortgagor or any guarantor of the Indebtedness of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of them or any of them as a bankrupt, or the making of an assignment for the benefit of the creditors of Mortgagor or any such guarantor, or the appointment of a receiver for any part of any of their respective properties and the failure to dismiss the same within ninety (90) days or the admission in writing by the Mortgagor or any guarantor of the inability to pay debts are they become due; or (k) any sale, conveyance, lease, transfer or encumbrance of any right, title or interest in the Mortgaged Property which is not permitted in this Mortgage or the

Financing Agreements; or (l) any amendment or modification of Mortgagor's charter or bylaws which have a material adverse affect on the Mortgaged Property; or (m) any merger or consolidation of Mortgagor with another entity or change in the ownership, control or management of Mortgagor or any guarantor which results in the failure of Guarantor to control Mortgagor; or (n) any material representation, warranty or disclosure made by Mortgagor or any guarantor made herein or in any of the other Financing Agreements, or any application, correspondence, communication, statement, certificate or other data furnished by Mortgagor in connection with the loan, is determined by Mortgagee to have been false or misleading as of the date as of when made; or (o) a default occurs under any mortgage which is prior or subordinate to the lien of this Mortgage or the grantee under any such prior or subordinate mortgagee commences a foreclosure action in connection with said mortgage, or (p) if Mortgagee in its reasonable judgment determines that the likelihood of payment of the Indebtedness or performance of the obligations secured by this Mortgage is threatened by reason of a material adverse change in the financial condition or credit standing of Mortgagor or any guarantor or other obligor for the payment of the Note, including, without limitation, the commencement of any litigation or proceeding and, within ten (10) days after Mortgagee gives notice of such determination to Mortgagor, Mortgagor or any such guarantor or other obligor fails to either provide Mortgagee either with additional collateral, in form and substance satisfactory to Mortgagee, in Mortgagee's sole discretion, to secure the Indebtedness or repay a sufficient portion of the Indebtedness in order to alleviate such concern, as determined by Mortgagee; or (q) Mortgagor fails to proceed diligently with the construction of contemplated improvements set forth in the Approved Plans, and said failure is not remedied within fifteen
(15) days after written notice by Mortgagee to Mortgagor, or if such failure is of such a nature that it cannot with due diligence be completely remedied within such fifteen (15) day period and Mortgagor shall not commence to cure within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such failure, for an aggregate period not to exceed sixty (60) days after written notice by Mortgagee to Mortgagor of such failure; or (r) Mortgagor uses the loan proceeds from the Loan for any purpose other than for construction of the contemplated improvements and those expenses, charges, and costs relating thereto and contained in the construction budget approved by Mortgagee; (s) failure by Mortgagor to comply with any construction contract or failure to complete construction on or before the completion date as herein described or in material accordance with the Approved Plans, and such failure is not remedied within fifteen (15) days after written notice by Mortgagee to Mortgagor, or if such failure is of such a nature that it cannot with due diligence be completely remedied within such fifteen
(15) day period and Mortgagor shall not commence to cure within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such failure, for an aggregate period not to exceed sixty (60) days after written notice by Mortgagee to Mortgagor of such failure; or (t) if Mortgagor shall cease to exist.

     4.2. Remedies Generally. If an Event of Default shall occur, in addition to
          ------------------
all other rights of Mortgagee as provided herein or by law, Mortgagee may, at its sole election, also exercise any or all of the following rights, remedies and recourses:

          (a) Acceleration: Declare the principal balance on the Note, the
              ------------
accrued interest and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable, time being of the essence in this Mortgage.

          (b) Termination of License and/or Entry of Mortgaged Property: Demand
              ---------------------------------------------------------
that Mortgagor shall forthwith surrender to Mortgagee actual possession of the Mortgaged Property, and/or terminate the license granted Mortgagor to receive the Rents and, to the extent permitted by law, enter and take possession of all of the Mortgaged Property without the appointment of a receiver, or an application therefor, and exclude Mortgagor and its agents and employees wholly therefrom, and have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

          If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee. Mortgagor will pay to Mortgagee, upon demand, all expenses of obtaining such judgment or decree, including compensation to Mortgagee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Mortgage.

          Upon every such entering upon (1) undertake all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (2) insure or keep the Mortgaged Property insured, (3) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise act with respect to the same, and (4) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Mortgagee, all as Mortgagee from time to time may determine to be in its best interest. Whether or not Mortgagee has obtained possession of the Mortgaged Property, upon the termination of Mortgagor's license to receive the Rents, Mortgagee may collect, sue for and receive all the Rents and other issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter. Anything in this Mortgage to the contrary notwithstanding, subject to the provisions of any attornment and non-disturbance agreement entered into by and between Mortgagee and any lessee, Mortgagee shall not be obligated to discharge or perform the duties of the landlord to any tenant or lessee or incur any liability as the result of any exercise by Mortgagee of its rights under this Mortgage, and Mortgagee shall be liable to account only for the Rents actually received by Mortgagee.

          Whether or not Mortgagee takes possession of the Mortgaged Property, Mortgagee may, but shall not be obligated to, make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any lessee, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, and perform and discharge each and every obligation, covenant and agreement of Mortgagor contained in any Lease. Neither the entering upon and taking possession of the Mortgaged Property, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Mortgagee shall not be liable to Mortgagor, anyone claiming under or through Mortgagor, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Mortgagee hereunder. Nothing contained in this Section shall require Mortgagee to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and/or collecting the Rents, any funds expended by Mortgagee for such purposes shall become Indebtedness of Mortgagor to Mortgagee secured by this Mortgage. Such amounts, together with interest at the default rate under the Note and attorneys' fees, if applicable, shall be immediately due and payable. Notwithstanding Mortgagee's continuance in possession or receipt and application of Rents, Mortgagee shall be entitled to exercise every right provided for in this Mortgage or by law upon or after the occurrence of an Event of Default. Any of the actions referred to in this Section may be taken by

Mortgagee at such time as Mortgagee is so entitled, to the extent permitted by law, without regard to the adequacy of any security for the Indebtedness hereby secured.

          (c) Proofs of Claim. In the case of any receivership, insolvency,
              ---------------
bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

     4.3. No Waiver, etc. Any failure by Mortgagee to insist upon the strict
          --------------
performance by Mortgagor or any guarantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor or any guarantor, of any and all of the terms and provisions of this Mortgage, the Note to be performed by Mortgagor or any guarantor; and neither Mortgagor, nor any guarantor nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, any guarantor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligation secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness or of any obligor for such Indebtedness, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee; and, regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, Mortgagee may release the obligation of anyone at any time liable for any of the Indebtedness or any part of the security held for said Indebtedness and may extend the time of payment or otherwise modify the terms of the Note and/or this Mortgage without, as to the security or the remainder thereof, in any way impairing or affecting the lien of this Mortgage, or the priority of such lien, as security for the payment of said Indebtedness as it may be so extended or modified over any subordinate lien; and the holder of any subordinate lien shall have no right to terminate any Lease whether or not such Lease shall be subordinate to this Mortgage; and Mortgagee may resort for the payment of the Indebtedness to any other security therefor, held by Mortgagee in such order and manner as Mortgagee may elect.

     4.4. Marshalling. Mortgagee shall not be compelled to release, or be
          -----------
prevented from foreclosing or enforcing this Mortgage upon all or any part of the Mortgaged Property, unless the entire Indebtedness and all items hereby secured shall be paid in lawful money as aforesaid; and shall not be required to accept any part or parts of the Mortgaged Property, as distinguished from the entire whole thereof, as payment of or upon the Indebtedness to the extent of the value of such part or parts; and shall not be compelled to accept or allow any apportionment of the Indebtedness to or among any separate parts of the Mortgaged Property. In case of a foreclosure sale, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect.

     4.5. Interest After Judgment. Should Mortgagee herein obtain a judgment
          -----------------------
against Mortgagor, interest shall accrue on said judgment at the default interest rate set forth in the Note or as provided by statute, whichever rate shall be greater at that time.

     4.6. Rights and Remedies Cumulative. To the extent permitted by law, the
          ------------------------------
rights and remedies provided for in this Mortgage, or which Mortgagee may have otherwise, at law or in equity (including, but not limited to, the right to damages by reason of the failure of Mortgagor to keep, observe and perform any of the covenants or agreements contained in this Mortgage), shall be distinct, separate and cumulative, and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by Mortgagee, shall be deemed to be in exclusion of any other, and any two or more of all such rights and remedies may be exercised at the same time. Further, Mortgagee may resort for the payment of the Indebtedness to its several securities therefor in such order or manner as it may think fit. If Mortgagor has given Mortgagee one or more mortgages other than this Mortgage with respect to the Mortgaged Property or any portion thereof, then all such mortgages, and all rights and remedies provided for in all such mortgages shall remain distinct and separate and none of them shall merge or be merged with this Mortgage, or any other mortgages.

     4.7. Foreclosure Expenses. If this Mortgage shall be foreclosed, there
          --------------------
shall be included in the computation of the Indebtedness the amount or the fee for the services of the attorneys retained by Mortgagee in the foreclosure action or proceeding, as well as any and all disbursements, costs and other expenses incurred directly or indirectly by Mortgagee in connection with such foreclosure action or proceeding, including, without limitation, appraisal fees.

     4.8. WAIVER OF JURY TRIAL. MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY
          --------------------
COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF MORTGAGEE'S RIGHTS.

     4.9. PREJUDEMENT REMEDY WAIVER. MORTGAGOR HEREBY REPRESENTS, COVENANTS AND
          -------------------------
AGREES THAT THE PROCEEDS OF THE LOAN SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. MORTGAGOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a et seq., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES MORTGAGEE MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, MORTGAGOR ACKNOWLEDGES THAT MORTGAGEE'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. MORTGAGOR ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY MORTGAGEE'S ATTORNEY, AND MORTGAGEE ACKNOWLEDGES MORTGAGOR'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. MORTGAGOR FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF MORTGAGEE TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY

OBTAINED BY MORTGAGEE AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY MORTGAGEE BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF MORTGAGOR OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY MORTGAGEE. MORTGAGOR ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ITS COUNSEL.

                                       V.
                            MISCELLANEOUS PROVISIONS

     5.1. Miscellaneous Provisions.
          ------------------------

          (a) Notices. A demand upon or notice to Mortgagor hereunder shall be
              -------
deemed sufficient and commercially reasonable notice and shall be effective if deposited if sent by facsimile transmission or by a recognized overnight courier addressed to Mortgagor at the following address: 50 Inwood Road, Rocky Hill, Connecticut 06067, Attention: Chief Financial Officer.

          (b) Interpretation. Mortgagor and guarantor shall observe, perform or
              --------------
comply with all obligations, conditions and covenants contained herein and in the Financing Agreements. The term "Financing Agreements," as used herein, shall mean and refer to any and all agreements evidencing, securing or relating in any way to the past, present or future Indebtedness or obligations or liabilities of every kind, nature and description of Mortgagor and guarantor owing to Mortgagee, including, but not limited to, this Mortgage and the Note, both executed of even date herewith, any guarantee agreements and such other agreements as are executed by Mortgagor or guarantor in connection with the Loan, between the Mortgagor and the Mortgagee and any modification, supplementation or amendment thereof made from time to time. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall include "any subsequent owner or owners of the Mortgaged Property or any part thereof;" the word "Mortgagee" shall include "any subsequent holder or holders of this Mortgage or the Note;" the word "Guarantor" shall mean Proton Energy Systems, Inc., a Connecticut corporation, and any present of future guarantor of the Note and the words "Loan," shall mean "any and all Indebtedness of Mortgagor to Mortgagee as evidenced by the Note and/or secured by this Mortgage". Unless otherwise provided herein, plural or singular shall include each other, and pronouns in any gender shall be construed as masculine, feminine or neuter as the context requires.

          (c) Required Notification.
              ---------------------

               (i) Mortgagor shall immediately give notice to Mortgagee of any default under the terms of any Financing Agreements:

               (ii) Mortgagor shall also promptly provide notice to Mortgagee of:

                    (1) any proceeding, investigation or inquiry commenced by any governmental authority with respect to the presence of any Hazardous Substance on, under or about the Premises or the migration of any Hazardous Substance to or from any adjoining property;

                    (2) all written claims made or threatened by any person or entity against Mortgagor, any other party occupying the Premises or any portion thereof, or the Premises, relating to any loss or injury allegedly resulting from any Hazardous Substance; and

                    (3) the discovery by Mortgagor of any occurrence or condition on any real property adjoining or in the vicinity of the Premises which might cause the Premises or any portion thereof to be subject to any restriction on ownership, occupancy, transferability, or use under any Environmental Law.

          (d) Intentionally deleted.

          (e) Invalidity. If any term or provision of this Mortgage or the
              ----------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

          (f) Captions. The captions or section headings used in this Mortgage
              --------
are for convenience only and of no substance or significance, and shall not be used to interpret, modify or affect in any way the covenants and agreements herein contained.

          (g) Governing Law and Binding Effect. This Mortgage and the Note shall
              --------------------------------
be governed by and construed in accordance with the laws of the State of Connecticut. All grants, covenants, agreements and other provisions herein contained shall run with the land, and shall be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of Mortgagor and Mortgagee.

     5.2. Financial Information. Mortgagor shall cause Guarantor to deliver to
          ---------------------
Mortgagee consolidated financial statements of Mortgagor and Guarantor reflecting such financial information and condition, assets, liabilities and net worth of the Borrower and Guarantor satisfactory to Mortgagee. Mortgagor and Guarantor covenant and agree to provide Mortgagee with current, signed annual balance sheet and other financial statements, including cash flow statements and information concerning contingent liabilities as required by Mortgagee. Guarantor shall provide within one hundred twenty (120) days of each fiscal year end an audited financial statement certified by Guarantor and such other publicly accessible financial information throughout the term of the Loan as may be required by Mortgagee in form and substance required by Mortgagee. Guarantor shall maintain full and accurate books of accounts and other records reflecting the results of its operations and shall furnish to Mortgagee on or before forty-five (45) days after the end of each calendar quarter copies of its quarterly 10-Q filings with the Securities and Exchange Commission.

     5.3. Cross-Default. A default under the Loan shall constitute a default
          -------------
under all other obligations and loans of the Mortgagor and Guarantor, if any, to the Mortgagee and a default under any other obligation or loan by the Mortgagee in favor of the Mortgagor or Guarantor shall constitute a default under the Loan and the Note.

     5.4. Loan to Value. Upon substantial completion of the Mortgaged Premises
          -------------
in accordance with the terms hereof, the quotient of the outstanding indebtedness of the Note divided by the fair market value of the Mortgaged Property (based upon an "as is" appraisal to be obtained by Mortgagee subsequent to the acquisition of the Mortgaged Property by Mortgagor but before the disbursement of any construction advances under the Note) shall not exceed seventy-five percent (75%), taking into account the then principal balance of all indebtedness encumbering the Mortgaged Property. In the event that at any time the loan-to-value ratio exceeds seventy-five percent (75%), then Mortgagor and/or Guarantor shall within thirty (30) days of written notice from Mortgagee and at Mortgagee's election, either pay down the Loan in order to bring the loan-to-value ratio within compliance or grant Mortgagee other collateral in an amount as determined by Mortgagee and acceptable to Mortgagee in order to comply with said loan-to-value ratio.

     5.5. Maintenance of Operating Accounts. Mortgagor shall maintain with
          ---------------------------------
Mortgagee during the term of the Loan all bank and operating accounts which relate in any way, including disbursement proceeds, to the Mortgaged Property.

     5.6. Open-End Mortgage. This is an "open-end" mortgage and the holder
          -----------------
hereof shall have all the rights, powers and protection to which the holder of any open-end mortgage is entitled under Connecticut law. It is further agreed that upon request of Mortgagor, Mortgagee may hereafter, at its option, at any time before full payment of this Mortgage, make further advances to Mortgagor in amounts and at such rates of interest as Mortgagee shall determine, and every such further advance, with interest, shall be secured by this Mortgage and evidenced by an additional note given by Mortgagor, provided, that the amount of the principal secured by this Mortgage and remaining unpaid shall at no time exceed the original principal sum secured hereby and provided that the time of repayment of such advancement shall not extend the time of repayment beyond the maturity of the original debt hereby secured.

     NOW, THEREFORE, if (i) the Note, (ii) the Indebtedness as aforesaid, including, without limitation, all future advances under the Note (iii) any additional notes which in accordance with the provisions of Section 5.6 hereof shall be secured hereby, and (iv) any extensions or renewals of any of the foregoing, shall be well and truly paid according to their tenor, then this deed shall become null and void; otherwise to remain in full force and effect.

     IN WITNESS WHEREOF, Mortgagor has hereunto caused this Mortgage Deed to be
executed this       day of December 2001.
              -----

Signed, and Delivered
in the Presence of:
                                           TECHNOLOGY DRIVE LLC


------------------------------------       -------------------------------------
Name:                                      By:
                                           Its:

------------------------------------
Name:

STATE OF CONNECTICUT       )
                           )  ss.:
COUNTY OF                  )

     Before me, the undersigned, this      day of December, 2001, personally
                                      ----
appeared               , who acknowledged himself to be the Managing Member of
         --------------
TECHNOLOGY DRIVE LLC., a Connecticut limited liability company, and that he, as such Managing Member, being authorized to do so, executed the foregoing instrument for the purposes therein contained and his free act and deed individually, the free act and deed of TECHNOLOGY DRIVE LLC and as the free act and deed of the limited liability company.

     In Witness Whereof, I hereunto set my hand.


                                             -----------------------------------
                                             Notary Public
                                             My Commission Expires:
                                             Commissioner of the Superior Court

                                  SCHEDULE "A"
                                  ------------

                          LEGAL DESCRIPTION OF PREMISES

The land referred to in this Commitment is described as follows:

All that certain piece or parcel of land located in the Town of Wallingford, County of New Haven and State of Connecticut being shown and designated as "LOT 1 Total Lot Area = 1,952,298 S.F. +/-44.82 AC. +/- 109,390 S.F. +/- Inland
Wetland" on a certain map entitled, "Resubdivision Plan, Property of WE Wallingford Land LLC, Research Parkway, Thorpe Avenue & Technology Drive, Wallingford, Connecticut Date: June 7, 2001, Scale: 1" = 100' REVISIONS: 7201 REV. COMMENTS, 7/23/01. APPROVAL LETTER" made by Angus McDonald Gary Sharpe & Associates, which map was filed in the Wallingford Town Clerk's Office on August 15, 2001 as Map No. 4716.

Together with the benefits set forth in a certain deed from Research Park, Inc. and Research Center, Inc. to the Connecticut Light & Power Company, dated December 30, 1976 and recorded in Volume 449 at page 204 of the Wallingford Land Records, as corrected and supplemented by a Corrective-Supplemental deed dated April 18, 1980 and recorded in Volume 498 at Page 688 of the Wallingford Land Records.

                                  SCHEDULE "B"
                                  ------------

                             PERMITTED ENCUMBRANCES

1. Taxes on the List of October 1, 2000 due and payable July 1, 2001 and January 1, 2002 in the total amount of $729.02. First half in the amount of $364.51, paid. (Account #209001007M). Tax lot has not been apportioned for the current List year.

2.   Taxes on the List of October 1, 2001, a lien not yet due and payable.

3. Charges as may become due and payable to the Water Pollution Control Authority of the Town of Wallingford. No charges are currently due.

4. Taxes which may become due and payable to the Town of Wallingford pursuant to Section 12-53a of the Connecticut General Statutes.

5. Declaration of Restrictive Covenants made by Medway Associates dated June 30, 1981 and recorded in Volume 507 at Page 94, as re-recorded by instrument dated September 1, 1981 and recorded in Volume 508 at Page 74 and as modified by a certain Designation Agreement made by Medway Associates aka Medway Associates Limited Partnership and WE Wallingford Lane, L.L.C., dated as of March 20, 2001 and recorded September 12, 2001 in Volume 1000 at Page 819 of the Wallingford Land Records.

6. Limitations as to the benefits set forth in a deed from Research Park Inc., Research Center, Inc. to The Connecticut Light & Power Company dated December 30, 1976 and recorded in Volume 449 at Page 204 of the Wallingford Land Records, as corrected and supplemented by a Corrective-Supplemental deed dated April 18, 1980, recorded April 23, 1980 in Volume 498 at Page 688 of the Wallingford Land Records.

7. Terms of a certain agreement by and between Research Park Inc., Research Center, Inc. and Medway Associates dated April 18, 1980 and recorded in Volume 498 at Page 654 of the Wallingford Land Records.

8. Rights and easements from Research Park Inc. and Research Center, Inc. to Connecticut Light and Power Company dated April 18, 1980 and recorded in Volume 498 at Page 682 of the Wallingford Land Records.

9. 25' Electrical easement set forth in a deed to the Town of Wallingford dated June 9, 1983 and recorded in Volume 540 at Page 818 of the Wallingford Land Records.

10. Drainage and electrical easements as set forth in a deed to the Town of Wallingford dated December 6, 1996 and recorded in Volume 853 at Page 755 of Wallingford Land Records.

11.  Building setback lines as shown on filed Map No. 4716, dated June 7, 2001.

12. Drainage easement as shown on filed Map No. 4173 and conveyed to the Town of Wallingford by deed from Medway Associates, dated January 7, 1986 and recorded February 26, 1986 in Volume 564 at Page 15.

13. Survey made by Angus McDonald Gary Sharpe & Associates, Inc., dated July 18, 2001, and last revised to November 15, 2001 shows the following:

          1. Sixty foot right of way for possible future roadway located at the northerly side of the cul de sac of Technology Drive;

          2. Rights of CL&P Co. in and to the Power Line Access Drive crossing the premises from Research Parkway easterly through the insured premises and continuing southerly and easterly through the 300 foot CL&P easement, which easement was recorded in Volume 498 at Page 682 of the Wallingford Land Records.

          3. Drainage swale located on premises now or formerly of Scott D. Gennings & Patricia R. Gennings extends across and drains through premises herein.